                                                                   EXHIBIT 10.31


                               LICENSE AGREEMENT
                               -----------------

          This Agreement is made and entered into as of May 26, 1995, by and between SUMMAGRAPHICS CORPORATION (hereinafter referred to as "LICENSOR"), a corporation organized and existing under the laws of the State of Delaware, having an office at 8500 Cameron Road, Austin, Texas 78754, and SHARP CORPORATION (hereinafter referred to as "LICENSEE"), a corporation organized and existing under the laws of Japan, having an office at 22-22 Nagaike-cho, Abeno-ku, Osaka 545, Japan.

          WHEREAS, LICENSOR has the sole and exclusive right to grant licenses under U.S. Patent Nos. 4,839,634 and 5,194,852 relating to combined display and input panels, and under all counterpart patents and patent applications in other countries;

          WHEREAS LICENSEE possesses expertise with respect to the design, development, programming and manufacture of combined displays and input panels in general;

         WHEREAS LICENSEE would like to increase its product base by adding thereto combined displays and input panels according to said patents;

          WHEREAS, LICENSEE desires a nonexclusive right and license under said patents to make, use and sell combined display and input panels and products incorporating such display and input panels throughout the world; and

          WHEREAS, LICENSOR is willing to grant such a license under the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, terms and conditions hereinafter set forth, the parties hereto mutually covenant and agree as follows.

  1. DEFINITIONS
     -----------

          (a) "Licensed Patent(s)": any or all of the patents and patent
               -------------------
applications set forth in Schedule 1 hereto, and any continuations, divisions and reissues thereof.

          (b) "Licensed Product(s)": any display which employs digitizer
               -----------------
technology combined with an input panel, and any product incorporating same, covered by a claim of any registered or issued (hereinafter referred to as "Enforceable") Licensed Patent.

          (c) "Subsidiary": any corporation or other entity of which a party
               ----------
hereto owns or controls directly or indirectly more than fifty percent (50%) of the voting stock entitled to vote for the election of the members of the board of directors or persons performing similar functions, or, in the case of entities not having voting stock, equivalent ownership or control thereof; a corporation which a party, by reason of national laws or regulations, does not own or control more than fifty percent (50%) of the shares thereof shall nevertheless be considered a Subsidiary so long as such party has and exercises the right and power to cause such corporation to comply with all obligations of such party under this Agreement; a corporation or other entity shall be considered a Subsidiary of a party only so long as such Subsidiary shall be owned or controlled as herein before set forth.

         2. LICENSE
            -------

          (a) Subject to the terms and conditions set forth in this Agreement, LICENSOR grants to LICENSEE, and LICENSEE accepts, a non-exclusive, non-transferable, non-divisible right and license under the Licensed Patents, without the right to sublicense, except for sublicenses to LICENSEE's Subsidiaries, to make, have made, use and sell Licensed Products throughout the world, provided that all royalties for the license and sublicense under this Article are paid by the LICENSEE to LICENSOR.

          (b) No license with respect to any patent, or patent application, either express or implied, is granted by LICENSOR to LICENSEE hereunder except as specifically stated in paragraph 2(a) hereof.

          (c) No license, either express or implied, is granted hereunder to use as a trademark or otherwise the word "SUMMAGRAPHICS" or any other trademark or trade or product name of LICENSOR. or any word or mark similar thereto.

     3.   ROYALTY
          -------

          (a) LICENSEE agrees to pay and does pay LICENSOR within sixty (60) days of the effective date of this Agreement a non-refundable fee of $100,000.00. This fee shall consist of a non-refundable license fee of $40,000.00 and a non-refundable advance against future royalties of $60,000.00.

          (b) LICENSEE agrees to pay LICENSOR the royalty for Class 1, Class 2, Class 3, Class 4 and Class 5 Licensed Products stated in the table immediately below made by or on behalf of LICENSEE or its Subsidiary in a country in which a Licensed Patent is Enforceable, or shipped by or on behalf of LICENSEE or its Subsidiary to a country in which a Licensed Patent is Enforceable. A royalty accrues for a Licensed Product manufactured in a country in which a Licensed Patent is Enforceable, or shipped to a country in which a Licensed Patent is Enforceable. Royalties for Enforceable Licensed Patents accrue as of the month following LICENSOR's notice to LICENSEE that a Licensed Patent becomes registered or issued.

                                                     Royalty Fee Per
Class  Minimum Size (Pixels)  Maximum Size (Pixels)  Module (U.S.$)
-----  --------------------   ---------------------  ---------------
 1       not applicable       Less than 480x320            $0.75
 2       480x320              Less than 640x480            $0.75
 3       640x480              Less than 1024x768           $1.00
 4       1024x768             Less than 1280x1024          $1.50
 5       1280x 1024           no limit                     $2.00

          (c) No further royalty shall be due LICENSOR for a Licensed Product for which LICENSEE paid LICENSOR a royalty and which LICENSEE, its Subsidiary or customer thereof subsequently incorporates into a product.

          (d) LICENSEE shall pay interest to LICENSOR at a rate of the lesser of
(i) two percent (2%) per annum over the current U.S. federal discount rate and
(ii) the maximum permitted by law, on any and all royalty amounts that are at any time overdue and payable to LICENSOR under this Agreement, such interest being calculated on each such overdue amount from the date when such amount became overdue to the date of actual payment thereof. The payment of such interest shall be in addition to and not in lieu of LICENSOR's other rights under this Agreement resulting from LICENSEE's default by failure to pay any amounts due hereunder.

          (e) At any time during this Agreement, upon LICENSEE's request, both parties will discuss an adjustment of royalty fees which are presented in this Article when such royalty fees become, in LICENSEE's opinion, unreasonably high due to price reductions or other changes of circumstances of the Licensed Product.


           4.  TERM
               ----

           This Agreement shall be effective as of the date first written above and shall continue in full force and effect until the expiration of the last of the Licensed Patents (the "Term") unless sooner terminated under the provisions of this Agreement.

        5. STATEMENTS AND PAYMENTS
           ------------------------


           (a) LICENSEE agrees to forward to LICENSOR within sixty (60) days after the end of each fiscal half year of LICENSEE (ending on September 30 and March 31) during the Term of this Agreement, a statement showing the number of Licensed Products sold by it or otherwise disposed of by it during the preceding fiscal half year period together with a computation of the royalties due and payment for the royalties due, provided that the obligation to furnish these royalty reports shall not commence until the first Licensed Product is introduced into the market.

           (b) Payment shall be made in United States currency. In the event that the Japanese Government imposes any income tax on payments by LICENSEE to LICENSOR and requires LICENSEE to withhold such tax from such payments, LICENSEE may deduct any income tax imposed on such payments and required to be withheld by the Japanese Government. LICENSEE shall furnish LICENSOR with certified statements for such deduction. LICENSEE shall be responsible for all other taxes, charges and duties imposed by governments and authorities in connection with manufacture, sale and use of Licensed Products, except for LICENSOR's income taxes imposed by the United States federal and local governments.

           (c) LICENSOR shall be responsible for obtaining all approvals required, if any, of the Japanese Government for this Agreement to become effective, and this Agreement shall not be effective until any such approvals are obtained.

        6. BOOKS OF ACCOUNT

           (a) LICENSEE shall keep accurate and up-to-date records, files and books of account containing all the data necessary for the full computation and verification of the royalties to be paid to LICENSOR, and the information to be given in the statements herein provided for, and such other particulars as may be reasonably required to determine LICENSEE's compliance with this Agreement. At all reasonable times (but not to exceed one inspection during each calendar year) LICENSEE shall permit any independent certified public accountant, appointed by LICENSOR and acceptable to LICENSEE, to inspect the records, files and books of account to the extent reasonably necessary to establish the accuracy of the accounting thereunder, and any such inspection shall be made at LICENSEE's facilities during normal business hours within two years following the end of the calendar year involved and if not made within such time the right to make such inspection shall be deemed waived. Acceptance of the LICENSOR's independent certified public accountant by LICENSEE shall not be withheld without good reason. The cost of any inspection shall be borne by LICENSOR, except that the LICENSEE shall bear the cost of any inspection which reveals that royalties were underpaid by 10% or more of the total amount due for the time period which the inspection covered.

           (b) No termination of this Agreement shall affect the right of LICENSOR to receive royalties and statements of account from LICENSEE covering the manufacture and sale of Licensed Products subject to royalty under this Agreement.

        7. TERMINATION
           -----------

           (a) Should LICENSEE be in default as to the payment of any royalties or other payments payable to LICENSOR as provided herein or should LICENSEE fail to render reports or otherwise fail to abide by the conditions set forth herein, LICENSOR may, but shall not be required to, terminate this Agreement by written notice thereof to LICENSEE. Unless said default shall be corrected by LICENSEE within sixty (60) days of said notice, then this Agreement and the license and rights granted by it to LICENSEE shall automatically terminate. Termination of this Agreement shall be in addition to any other remedies that LICENSOR may have at law or equity.

           (b) No termination of this Agreement shall relieve LICENSEE's obligations to LICENSOR, including LICENSEE's obligation to pay all royalties accrued to the termination date. Upon early termination of this Agreement under this Article, LICENSEE shall have the right to sell all of the Licensed Products it has on hand and has parts for on said date of termination, provided that such sales are completed within one year from the date of termination, it being clearly understood and agreed that upon termination of this Agreement, LICENSEE will immediately terminate manufacture and purchase of Licensed Products. Sales and use of all of Licensed Products after said date of termination shall carry the same royalty as theretofore.

           (c) In the event that LICENSEE is unable to meet its debts as they fall due, is declared bankrupt or insolvent by any competent court or tribunal, or makes any general assignment of assets for the benefit of creditors, or enters into liquidation, or a receiver or trustee is appointed with respect to all or a part of its property, this Agreement may be terminated by LICENSOR effective upon written notice thereof to LICENSEE. Such termination shall be without prejudice to any other rights or claims that LICENSOR may have against LICENSEE.

        8. ASSIGNMENT
           ----------

           (a) Neither this Agreement nor any interest herein may be assigned, licensed or transferred in any way, in whole or in part, by LICENSEE without the prior written consent of LICENSOR.

           (b) This Agreement and any interest therein may be assigned by LICENSOR without the consent of LICENSEE together with LICENSOR's business relating to the Licensed Patents, provided that LICENSOR shall promptly notify LICENSEE in writing of such assignment.

           (c) This Agreement shall be binding and inure to the benefit of the permitted assigns and successors of LICENSEE and shall be binding and inure to the benefit of the assigns and successors of LICENSOR.

        9. NOTICES
           -------

           Any notices, election, demand or report permitted or required to be given hereunder shall be in writing and sent by registered or certified mail, return receipt requested, courier, or by facsimile to the respective party at the address stated below, or to such other address as the respective parties may designate to the other in writing in the manner provided in this paragraph 9, and shall be effective when received, or if not received, when diligent efforts to transmit have been made. Notices to LICENSOR shall be sent to:

                    Summagraphics Corporation
                    8500 Cameron Road
                    Austin, Texas 78754
                    Attention: Robert B. Sims
                    Senior Vice President,
                    Secretary and General Counsel

Notices to LICENSEE shall be sent to:

                     Sharp Corporation
                     22-22 Nagaike-cho, Abeno-ku, Osaka
                     545, Japan
                     Attention: Mr Masaru Umeda
                     Group General Manager, Law Group

       10. REPRESENTATIONS AND WARRANTIES
           ------------------------------

           (a) LICENSOR represents that:

                (i) LICENSOR is the co-owner of all right, title and interest in and to More et al. U S. Patent Nos. 4,839,634 and 5,194,852 and the counterpart patent applications thereof set forth in Schedule 1.

                (ii) LICENSOR is authorized and has the sole right to grant licenses under the Licensed Patents.

           (b) LICENSOR makes no other warranties, express or implied. LICENSOR has made no representation to LICENSEE regarding the validity, scope or enforceability of the Licensed Patents, and does not warrant that any Licensed Product manufactured or sold under this Agreement will not infringe rights of others or other rights of LICENSOR other than under the Licensed Patents.

           (c) LICENSEE represents that LICENSEE is authorized to and has the right to enter into this Agreement.

       11. INFRINGEMENT BY THIRD PARTIES
           ------------------------------

           (a) LICENSOR shall not be obligated to sue infringers and shall, if it sues, have the right to dismiss or settle at any time any suit, and shall be entitled to all of any amounts awarded.

           (b) If at any time LICENSEE becomes aware of any facts or information indicating that any third party is or may be infringing a Licensed Patent, LICENSEE. shall promptly inform LICENSOR of such facts and information. LICENSEE shall not have any obligation, right or authority to institute any legal action against third parties under the Licensed Patents on account of any such infringement. LICENSOR will determine whether the apparent infringing condition justifies taking an appropriate legal action to protect the affected Licensed Patent(s) but shall not be required to do so if business reasons make taking such action impractical.

       12. SEVERABILITY
           ------------

       Should any part or provision of this Agreement be held invalid, unenforceable or in conflict with the law of any jurisdiction, the validity and enforceability of the remaining parts or provisions shall not be affected by such holding.

       13. MOST FAVORABLE TERMS
           --------------------

       LICENSOR represents that it shall endeavor to keep the terms and conditions under this Agreement as favorable to LICENSEE as are the terms and conditions LICENSOR may include in any agreements similar in nature and content to this Agreement which LICENSOR may enter into with other parties who are in like circumstances as LICENSEE, and in the event LICENSOR subsequently enters into such other agreement under terms and conditions more favorable than those provided in this Agreement during the term of this Agreement, LICENSOR shall make such favorable terms and conditions available to LICENSEE, to be accepted or rejected at LlCENSEE's option within sixty (60) days after notice of such grant by LICENSOR.

       14. LIMITATION ON EFFECT OF WAIVER
           -------------------------------

       Failure of either party to insist upon the strict performance of any provision hereof or to exercise any right or remedy shall not constitute a continuing waiver of such provision and shall not be deemed a waiver of any right or remedy with respect to any existing or subsequent breach or default; the election by either party of any particular right or remedy shall not be deemed to exclude any other; and all rights and remedies of either party shall be cumulative.

       15. COMPLETE AGREEMENT
           ------------------

       This Agreement contains the entire and complete understanding between the parties and merges all prior and contemporaneous understandings with respect to the subject matter covered herein. There are no warranties or representations made by either party other than contained herein.

       16. GOVERNING LAW
           -------------

       This Agreement shall be governed by, and for all purposes be, construed and deemed to be a contract made under and pursuant to the laws of the State of Texas, U.S.A.

       17. DUPLICATE ORIGINALS
           -------------------

       This Agreement shall be executed in duplicate, and each executed copy shall for all purposes be deemed an original.

       IN WITNESS WHEREOF, the parties have executed this Agreement on the dates written below.
                               SHARP CORPORATION
                               (LICENSEE)


Date: 9/27/95                  By: /s/ M. Umeda
      ---------------------        -----------------------------------
                                   Signature of Authorized Officer

                                   Masaru Umeda
                                   -----------------------------------
Corporate Seal                     Printed Name

                                   Group General Manager of Law Group
                                   -----------------------------------
                                   Title

                                   SUMMAGRAPHICS CORPORATION
                                   (LICENSOR)


Date:    July 31, 1995             By: /s/ Robert S. Sims
                                   -----------------------------------
                                       Signature of Authorized Officer


                                   Robert S. Sims
                                   -----------------------------------
                                   Printed Name

Corporate Seal
                                   Senior Vice President
                                   -----------------------------------
                                   Title

                               AGREEMENT BETWEEN
                           SUMMAGRAPHICS CORPORATION
                                      and
                               SHARP CORPORATION

Schedule 1

More et al. U.S. Patents
------------------------

4,839,634
5,194,852

Counterpart Patents and Patent Applications In Other Countries
--------------------------------------------------------------

European Patent: Office Application No. 416176
Japan: Application No. 2-153823